Delaware
The First State

	I, Jeffrey W. Bullock, Secretary of the
State of the state of Delaware, do hereby certify the attached is a true and correct copy of the certificate of amendment of "The Taiwan Fund, Inc.", filed in this office on the twelfth day of July, A.D. 2010, at 1:14 o'clock P.M.

	A filed copy of this certificate has
been forwarded to the New Castle County of Deeds.



State of Delaware
Certificate of Amendment
of Certificate if Incorporation

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:
FIRST: That at a meeting of the Board of Directors of The Taiwan Fund, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be and read as follows:
Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000 shares of Common Stock, par value 0.01 per share "Common Stock".

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with
Section 222 of the General Corporation Law of the State of Delaware at whcih meeting the necessary number of shares as required by State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 12th day of July, 2010.

			By: /s/ Tracie A. Coop
		     Title: Assistant Secretary
		      Name: Tracie A. Coop